INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this registration statement of ATS Money Systems, Inc. on Form S-8(33-64460) of our report dated March 26, 1996, appearing in this Annual Report on Form 10-KSB of ATS Money Systems, Inc. for the year ended December 31, 1995.

Deloitte & Touche LLP
Parsippany, New Jersey
March 29, 1996